                                                       Registration No._________

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              QUALCOMM INCORPORATED
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

          DELAWARE                                       95-3685934
-------------------------------             ------------------------------------
(State or other jurisdiction of             (I.R.S. employer identification no.)
incorporation or organization)

                              5775 MOREHOUSE DRIVE
                           SAN DIEGO, CALIFORNIA 92121
                                  858-587-1121
                    ----------------------------------------
                    (Address of principal executive offices)

                  QUALCOMM INCORPORATED 2001 STOCK OPTION PLAN,
               2001 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN AND
                        2001 EMPLOYEE STOCK PURCHASE PLAN
               --------------------------------------------------
                            (Full title of the plan)

                                IRWIN MARK JACOBS
                CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                              QUALCOMM INCORPORATED
                              5775 MOREHOUSE DRIVE
                           SAN DIEGO, CALIFORNIA 92121
                                  858-587-1121
               --------------------------------------------------
                     (Name and address of agent for service)

This registration statement shall hereafter become effective in accordance with Rule 462 promulgated under the Securities Act of 1933, as amended.

-------------------------------------------------------------------------------------------------

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------
                                            Proposed
                                             maximum       Proposed maximum
Title of Securities     Amount to be     offering price   aggregate offering      Amount of
 to be registered(1)     registered(2)     per share(3)         price(3)      registration fee(4)
-------------------------------------------------------------------------------------------------
2001 Stock Option Plan
Common Stock
Par Value $.0001          3,293,200          $64.39          $212,049,148.00
                         47,248,370          $60.99        $2,881,678,086.30        $0.00(4)

2001 Non-Employee Directors' Stock Option Plan
Common Stock
Par Value $.0001            110,000          $63.06            $6,936,600.00        $0.00(4)
                          1,940,000          $60.99          $118,320,600.00

2001 Employee Stock Purchase Plan
Common Stock
Par Value $.0001         11,000,000          $51.84          $570,240,000.00        $0.00(4)

TOTALS                   63,591,570                        $3,789,224,434.30        $0.00(4)

----------

(1) The securities to be registered include options and rights to acquire Common Stock.

(2) Pursuant to Rule 416(a), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

(3) Estimated pursuant to Rule 457 solely for purposes of calculating the registration fee. As to shares subject to outstanding but unexercised options under the 2001 Stock Option Plan and the 2001 Non-Employee Directors' Stock Option Plan, the price is computed on the basis of the weighted average exercise price. As to the remaining shares under the 2001 Stock Option Plan and the 2001 Non-Employee Directors' Stock Option Plan, the price is based upon the average of the high and low prices of the Common Stock on May 2, 2001, as reported on the NASDAQ National Market. The 2001 Employee Stock Purchase Plan establishes a purchase price equal to 85% of the fair market value of the Company's Common Stock, and, therefore, the price for shares under this plan is based upon 85% of the average of the high and low prices of the Common Stock on May 2, 2001, as reported on the NASDAQ National Market.

(4) The securities being registered under the QUALCOMM Incorporated 2001 Stock Option Plan are shares which were previously available for grant under the QUALCOMM Incorporated 1991 Stock Option Plan. The registrant previously registered such shares for issuance pursuant to the 1991 Stock Option Plan on Form S-8 registration statements (33-45083; 33-78150; 33-

78158; 333-2752; 333-2754; 333-2756; 333-32013; 333-69457; 333-95291). The
registrant has filed a post-effective amendment to deregister such shares from the Form S-8 registration statements filed with respect to the 1991 Stock Option Plan, and accordingly, the associated registration fee previously paid on these shares under the prior registration statements is hereby also carried forward to cover the registration fee under this Registration Statement. The securities being registered under the QUALCOMM Incorporated 2001 Non-Employee Directors' Stock Option Plan are shares which were previously available for grant under the QUALCOMM Incorporated 1998 Non-Employee Directors' Stock Option Plan. The registrant previously registered such shares for issuance pursuant to the 1998 Non-Employee Directors' Stock Option Plan on Form S-8 registration statement (File no. 333-69457). The registrant has filed a post-effective amendment to deregister such shares from the Form S-8 registration statement filed with respect to the 1998 Non-Employee Directors' Stock Option Plan, and accordingly, the associated registration fee previously paid on these shares under the prior registration statement is hereby also carried forward to cover the registration fee under this Registration Statement. The securities being registered under the QUALCOMM Incorporated 2001 Employee Stock Purchase Plan are shares which were previously available for grant under the QUALCOMM 1991 Employee Stock Purchase Plan. The registrant previously registered such shares for issuance pursuant to the 1991 Employee Stock Purchase Plan on Form S-8 registration statements (33-45083; 33-78150; 33-78158; 333-2752; 333-2754; 333-2756; 333-32013;
333-69457). The registrant has filed a post-effective amendment to deregister such shares from the Form S-8 registration statements filed with respect to the 1991 Employee Stock Purchase Plan, and accordingly, the associated registration fee previously paid on these shares under the prior registration statements is hereby also carried forward to cover the registration fee under this Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.        Incorporation of Documents by Reference

               QUALCOMM Incorporated (the "Company") hereby incorporates by reference in this registration statement the following documents:

               (a) The Company's latest annual report on Form 10-K filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), containing audited financial statements for the Company's latest fiscal year ended September 24, 2000 as filed with the Securities and Exchange Commission on November 3, 2000.

               (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant document referred to in (a) above.

               (c) The description of the Company's Common Stock contained in the Company's registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

               All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.        Description of Securities

               The class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5.        Interests of Named Experts and Counsel

               Inapplicable.

Item 6.        Indemnification of Directors and Officers

               Under Section 145 of the Delaware General Corporation Law, the Company has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). The Company's Bylaws require the Company to indemnify its directors and executive officers and may indemnify its other officers to the full extent permitted by law. The Company believes that indemnification under its Bylaws covers at least negligence and gross negligence by officers and directors, and requires the Company to advance litigation expenses in the case of stockholder derivative actions or other actions, against an undertaking by the officer or director to repay such advances if it is ultimately determined that the officer or director is not entitled to indemnification. The Bylaws further provide that rights conferred under such Bylaws shall not be deemed to be exclusive of any other right such persons may have or acquire under any statute, provision of any Certificate of Incorporation, Bylaw, agreement, vote of stockholders, disinterested directors or otherwise.

               In addition, the Company's Certificate of Incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of the directors' fiduciary duty of care to the Company and its stockholders. This provision in the Certificate of Incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company, or acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

               The Company currently has a policy providing directors and officers liability insurance with insured directors and officers of the Company in certain circumstances. The policy also insures the Company against losses as to which its directors and officers are entitles to indemnification.

Item 7.        Exemption From Registration Claimed

               Inapplicable.

Item 8.        Exhibits

               See Exhibit Index.

Item 9.        Undertakings

               The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (l)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                    SIGNATURE

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on May 7, 2001.


                                   QUALCOMM INCORPORATED


                                   By:  /s/ IRWIN MARK JACOBS
                                        ----------------------------------------
                                        Irwin Mark Jacobs, Chairman of the Board
                                        and Chief Executive Officer

                        SIGNATURES AND POWER OF ATTORNEY

        The officers and directors of QUALCOMM Incorporated whose signatures appear below, hereby constitute and appoint IRWIN MARK JACOBS and ANTHONY S. THORNLEY, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form S-8, and each of the undersigned does hereby ratify and confirm all that each of said attorney and agent, or their or his substitutes, shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

             Signature                               Title                           Date
---------------------------------     -----------------------------------     ------------------

/s/ IRWIN MARK JACOBS                 Chairman of the Board, Chief            May 7, 2001
---------------------------------     Executive Officer and Director          ------------------
Irwin Mark Jacobs                     (Principal Executive Officer)


/s/ ANTHONY S. THORNLEY               Executive Vice President and            May 7, 2001
---------------------------------     Chief Financial Officer                 ------------------
Anthony S. Thornley                   (Principal Financial and
                                      Accounting Officer)


/s/ RICHARD C. ATKINSON               Director                                May 7, 2001
---------------------------------                                             ------------------
Richard C. Atkinson


                                      Director
---------------------------------                                             ------------------
Adelia A. Coffman


                                      Director
---------------------------------                                             ------------------
Diana Lady Dougan


                                      Director
---------------------------------                                             ------------------
Neil Kadisha


/s/ ROBERT E. KAHN                    Director                                May 7, 2001
---------------------------------                                             ------------------
Robert E. Kahn


/s/ JEROME S. KATZIN                  Director                                May 7, 2001
---------------------------------                                             ------------------
Jerome S. Katzin


/s/ DUANE A. NELLES                   Director                                May 7, 2001
---------------------------------                                             ------------------
Duane A. Nelles


                                      Director
---------------------------------                                             ------------------
Peter M. Sacerdote


/s/ FRANK SAVAGE                      Director                                May 7, 2001
---------------------------------                                             ------------------
Frank Savage


/s/ BRENT SCOWCROFT                   Director                                May 7, 2001
---------------------------------                                             ------------------
Brent Scowcroft


/s/ MARC I. STERN                     Director                                May 7, 2001
---------------------------------                                             ------------------
Marc I. Stern


/s/ RICHARD SULPIZIO                  Director                                May 7, 2001
---------------------------------                                             ------------------
Richard Sulpizio

                                  EXHIBIT INDEX


4.1 Restated Certificate of Incorporation of the Company, as amended, is incorporated by reference to Exhibit 3.1 to the Company's Registration
        Statement on Form S-1, as amended, filed with the Securities and Exchange Commission (No. 33-42782).

4.2 Bylaws of the Company are incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1 filed with the Securities and Exchange Commission (No. 33-42782).

5       Opinion re legality

23.1    Consent of Counsel (included in Exhibit 5)

23.2    Consent of PricewaterhouseCoopers LLP

24 Power of Attorney (included in signature pages to this registration statement)

99.1    QUALCOMM Incorporated 2001 Stock Option Plan(1)

99.2    QUALCOMM Incorporated 2001 Non-Employee Directors' Stock Option Plan(1)

99.3    QUALCOMM Incorporated 2001 Employee Stock Purchase Plan(1)



--------

(1) Filed as an exhibit to the registrant's Definitive Proxy Statement on Form DEF 14A (File No. 000-19528) filed on January 11, 2001.